EXHIBIT 99.1

            Ciena Reports Fiscal Third Quarter 2007 Results

  Company Demonstrates Improved Operating Leverage and Delivers 5.9%
            Sequential, 34.4% Year-over-Year Revenue Growth


    LINTHICUM, Md.--(BUSINESS WIRE)--August 30, 2007--Ciena(R) Corporation (NASDAQ:CIEN), the network specialist, today announced results for its fiscal third quarter ended July 31, 2007. Revenue for the third quarter totaled $205.0 million, representing a 5.9% sequential increase from fiscal second quarter revenue of $193.5 million, and an increase of 34.4% over the same period a year ago when the Company reported sales of $152.5 million. For the nine months ended July 31, 2007, Ciena reported revenue of $563.6 million, representing an increase of 39.5% over revenue of $404.1 million for the same nine-month year-ago period.

    On the basis of generally accepted accounting principles (GAAP), Ciena's net income for the fiscal third quarter 2007 was $28.3 million, or $0.29 per diluted share. This represents a 117.6% sequential increase from fiscal second quarter GAAP net income of $13.0 million, and compares with a reported GAAP net loss of $4.3 million, or a loss of $0.05 per share, for the same period a year ago. For the nine-month period ended July 31, 2007, Ciena's reported GAAP net income was $52.4 million, or $0.57 per diluted share. This compares to a GAAP net loss of $12.5 million, or $0.15 per share, for the same nine-month year-ago period. Note that calculating diluted earnings per share for the fiscal third quarter 2007 and for the nine-month period ended July 31, 2007 requires that the interest expense of $1.3 million and $2.2 million for the periods respectively, associated with the Company's 0.25% and 0.875% convertible senior notes, be added to GAAP net income in order to arrive at the numerator for the earnings per share calculation.

    "Consistent execution of our network specialist strategy has enabled Ciena to benefit from two significant industry trends: the demand for increasing network capacity and the transition to Ethernet/IP-based network infrastructures," said Gary Smith, Ciena president and CEO. "At the same time, we continue to drive actions resulting in improved financial performance across the Company."

    Non-GAAP Presentation of Quarterly Results

    In evaluating the operating performance of its business, Ciena's management excludes certain charges and credits that are required by GAAP. These items, which are identified in the table that follows (in thousands, except per share data), share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control.




                                             Quarter        Quarter
                                              Ended          Ended
                                          July 31, 2006  July 31, 2007
                                          -------------  -------------
Stock-based compensation-product          $        361   $        131
Stock-based compensation-services                  211            225
Stock-based compensation-research and
 development                                     1,061            985
Stock-based compensation-sales and
 marketing                                         715          1,898
Stock-based compensation-general and
 administrative                                    594          1,724
Amortization of intangible assets                6,295          6,295
Legal settlement and related contingent
 fees                                            5,705          2,250
Restructuring costs (recoveries)                11,008         (1,196)
Recovery of doubtful accounts, net                (139)             -
                                          -------------  -------------
Adjustments related to income (loss) from
 operations                               $     25,811   $     12,312
Gain on equity investments, net                   (948)          (592)
                                          -------------  -------------
Total adjustments                         $     24,863   $     11,720
                                          =============  =============

Income from Operations Reconciliation
 (GAAP/non-GAAP)
GAAP income (loss) from operations        $    (12,810)  $     16,028
Adjustments related to income (loss) from
 operations                                     25,811         12,312
                                          -------------  -------------
Adjusted (non-GAAP) income from
 operations                               $     13,001   $     28,340
                                          =============  =============

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income (loss)                    $     (4,285)  $     28,312
Adjustment for total adjustments noted
 above                                          24,863         11,720
                                          -------------  -------------
Adjusted (non-GAAP) net income            $     20,578   $     40,032
                                          =============  =============
Weighted average basic common shares
 outstanding                                    84,197         85,651
Weighted average dilutive potential
 common shares outstanding                      92,952        101,568

GAAP diluted net income per share         $      (0.05)  $       0.29
Adjusted (non-GAAP) diluted net income
 per share                                $       0.23   $       0.41



    Please see Appendix A for additional information about this table.

    Adjusting Ciena's unaudited fiscal third quarter 2007 GAAP net income of $28.3 million for the items noted above would increase the Company's adjusted (non-GAAP) net income in the quarter to $40.0 million. Adding the interest expense of $1.3 million associated with the Company's 0.25% and 0.875% convertible senior notes to the adjusted (non-GAAP) net income in order to arrive at the numerator for the earnings per share calculation, results in an as-adjusted net income of $0.41 per adjusted diluted share. This compares with an adjusted (non-GAAP) net income of $20.6 million, or $0.23 per adjusted diluted share, in the same year-ago period. Note that calculating the as-adjusted diluted earnings per share for the fiscal third quarter 2006 requires that interest expense of approximately $0.5 million associated with the Company's 0.25% convertible senior notes be added to GAAP net income in order to arrive at the numerator for the earnings per share calculation.

    Third Quarter 2007 Performance Highlights

    -- Achieved sequential quarterly revenue growth of 5.9% and year-over-year revenue growth of 34.4%.

    -- Delivered overall gross margin of 47.7% and product gross margin of 53.7%.

    -- Delivered GAAP income from operations of 7.8% of revenue and 13.8% of revenue on an as-adjusted basis.

    -- Completed a public offering of 0.875% Convertible Senior Notes due 2017, in aggregate principal amount of $500 million.

    -- Ended the fiscal third quarter 2007 with cash, cash equivalents and short- and long-term investments of $1.7 billion.

    Third Quarter 2007 Customer Highlights

    -- BT has deployed Ciena's optical Ethernet transport and switching solutions at more than 100 sites across the UK to support the roll-out of its 21st Century Network (21CN).

    --  THUS plc chose the CN 4200(TM) FlexSelect(TM) Advanced
        Services Platform to support the delivery of a new high-capacity, next-generation network to the London
        Metropolitan Network (LMN).

    -- AboveNet, Inc., a leader in private metro optical networks and fiber-based connectivity solutions for businesses and carriers, is deploying Ciena's CoreStream(R) Agility Optical Transport System to upgrade its core optical network that provides high-bandwidth, long-haul service between multiple metro networks throughout the U.S.

    -- Swedish University Network (SUNET) successfully rolled out its new 10-Gigabit Ethernet (GbE) network, OptoSUNET, using
        Ciena's FlexSelect Architecture including optical transmission, multiservice transport, Ethernet services and network management solutions.

    -- Internet2 FiberCo(R), a fiber holding company formed to support dark fiber initiatives for U.S. research and higher education, teamed with Ciena to provide a suite of customized professional services and optical networking equipment solutions to assist Internet2 members with planning, installing, and managing their advanced network infrastructures.

    -- Mid-Atlantic Crossroads (MAX) selected the CoreDirector(R) Multiservice Switch for use in the organization's production and research networking efforts.

    -- Children's Hospital Boston, one of the largest pediatric medical centers in the United States, deployed the CN 4200 FlexSelect Advanced Services Platform to enable high-speed optical connections between multiple locations throughout its Boston campus, and facilities in nearby Waltham and Needham, Mass., to ensure reliable, efficient data connectivity for critical applications and seamless business continuity and disaster recovery.

    -- JANET(UK) successfully delivered its first 40 Gbps service in a production environment across its UK national research and education network, using the new 40 Gbps capabilities of Ciena's CoreStream Agility Optical Transport System.

    Third Quarter 2007 Product Highlights

    -- Ciena introduced its FlexSelect 40G Shelf, a universal solution to transition metro, regional, long-haul and ultra long-haul networks to 40 Gbps while providing a migration path for 100G networking.

    -- The Company announced the CN 4200 RS FlexSelect Advanced Services Platform, the latest expansion of the Company's flagship CN 4200 family of products and its FlexSelect Architecture vision for flexible, service-enabled transport.

    -- EMC(R) E-Lab(TM) qualified the CN 4200 FlexSelect Advanced Services Platform at 4G and 10G Fibre Channel capacities.

    -- The CN 4200 FlexSelect Advanced Services Platform achieved technical acceptance under the United States Department of Agriculture (USDA)'s Rural Development Telecommunications Program, which offers funding and low-cost loans to service providers investing in networks that serve rural communities.

    Business Outlook

    "Our strategy of prioritizing our investments and targeting high growth market segments has enabled us to grow faster than the overall market for the past two years, and at this point, we are on track to do so once again with annual revenue growth of up to 37 percent in fiscal 2007," said Smith. "At the same time, as evidenced by this quarter's performance, we remain focused on maximizing the operating leverage in our business model."

    Live Web Broadcast of Fiscal Third Quarter Results

    Ciena will host a discussion of its fiscal third quarter results with investors and financial analysts today, Thursday, August 30, 2007 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at: http://www.ciena.com/investors/investors.htm.

    NOTE TO INVESTORS

    This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q filed with the Securities and Exchange Commission on June 1, 2007. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: our strategy of prioritizing our investments and targeting high growth market segments has enabled us to grow faster than the overall market for the past several years, and at this point, we are on track to do so once again with annual revenue growth of up to 37 percent in fiscal 2007; and, at the same time, as evidenced by this quarter's performance, we remain focused on maximizing the operating leverage in our business model. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.



                          CIENA CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)
                             (unaudited)
ASSETS
                                             October 31,    July 31,
                                             ------------ ------------
Current assets:                                  2006         2007
                                             ------------ ------------
  Cash and cash equivalents                  $   220,164  $   724,271
  Investments in marketable debt securities      628,393    1,004,492
  Accounts receivable, net                       107,172      117,806
  Inventories, net                               106,085      105,141
  Prepaid expenses and other                      36,372       43,382
                                             ------------ ------------
    Total current assets                       1,098,186    1,995,092
Investments in marketable debt securities        351,407        8,354
Equipment, furniture and fixtures, net            29,427       41,462
Goodwill                                         232,015      232,015
Other intangible assets, net                      91,274       69,486
Other assets                                      37,404       67,270
                                             ------------ ------------
  Total assets                               $ 1,839,713  $ 2,413,679
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                           $    39,277  $    51,798
  Accrued liabilities                             79,282       92,862
  Restructuring liabilities                        8,914        7,164
  Unfavorable lease commitments                    8,512        8,406
  Income taxes payable                             5,981        6,676
  Deferred revenue                                19,637       33,146
  Convertible notes payable                            -      542,262
                                             ------------ ------------
    Total current liabilities                    161,603      742,314
Deferred revenue                                  21,039       26,978
Restructuring liabilities                         26,720       21,188
Unfavorable lease commitments                     32,785       26,473
Other obligations                                  1,678        1,503
Convertible notes payable                        842,262      800,000
                                             ------------ ------------
    Total liabilities                          1,086,087    1,618,456
                                             ------------ ------------
Commitments and contingencies
Stockholders' equity:
  Preferred stock - par value $0.01;
   20,000,000 shares authorized; zero shares
   issued and outstanding                              -            -
  Common stock - par value $0.01;
   140,000,000 shares authorized; 84,891,656
   and 85,948,654 shares issued and
   outstanding                                       849          859
  Additional paid-in capital                   5,505,853    5,495,915
  Unrealized loss on investments, net               (496)        (279)
  Translation adjustment                            (580)      (1,650)
  Accumulated deficit                         (4,752,000)  (4,699,622)
                                             ------------ ------------
    Total stockholders' equity                   753,626      795,223
                                             ------------ ------------
  Total liabilities and stockholders' equity $ 1,839,713  $ 2,413,679
                                             ============ ============




                          CIENA CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)

                                  Quarter Ended     Nine Months Ended
                                    July 31,            July 31,
                               ------------------- -------------------
                                 2006      2007      2006      2007
                               --------- --------- --------- ---------
Revenues:
  Products                     $137,809  $182,143  $360,958  $501,637
  Services                       14,690    22,808    43,146    61,942
                               --------- --------- --------- ---------
Total revenue                   152,499   204,951   404,104   563,579
                               --------- --------- --------- ---------

Costs:
  Products                       70,356    84,383   189,712   250,681
  Services                       10,479    22,903    29,367    59,775
                               --------- --------- --------- ---------
Total cost of goods sold         80,835   107,286   219,079   310,456
                               --------- --------- --------- ---------
  Gross profit                   71,664    97,665   185,025   253,123
                               --------- --------- --------- ---------
Operating expenses:
  Research and development       26,190    31,671    84,508    93,166
  Selling and marketing          24,903    30,303    78,132    85,360
  General and administrative     16,217    14,564    37,359    36,572
  Amortization of intangible
   assets                         6,295     6,295    18,885    18,885
  Restructuring costs
   (recoveries)                  11,008    (1,196)   16,037    (2,396)
  Long-lived asset impairments        -         -        (6)        -
  Recovery of doubtful
   accounts, net                   (139)        -    (2,990)      (10)
  Gain on lease settlement            -         -   (11,648)        -
                               --------- --------- --------- ---------
    Total operating expenses     84,474    81,637   220,277   231,577
                               --------- --------- --------- ---------
Income (loss) from operations   (12,810)   16,028   (35,252)   21,546
Interest and other income, net   14,045    19,464    34,504    51,206
Interest expense                 (6,148)   (6,931)  (18,016)  (19,227)
Gain on equity investments,
 net                                948       592       215       592
Gain on extinguishment of debt        -         -     7,052         -
                               --------- --------- --------- ---------
Income (loss) before income
 taxes                           (3,965)   29,153   (11,497)   54,117
Provision for income taxes          320       841       989     1,739
                               --------- --------- --------- ---------
Net income (loss)              $ (4,285) $ 28,312  $(12,486) $ 52,378
                               ========= ========= ========= =========
Basic net income (loss) per
 common share                  $  (0.05) $   0.33  $  (0.15) $   0.61
                               ========= ========= ========= =========
Diluted net income (loss) per
 potential common share        $  (0.05) $   0.29  $  (0.15) $   0.57
                               ========= ========= ========= =========
Weighted average basic common
 shares outstanding              84,197    85,651    83,568    85,268
                               ========= ========= ========= =========
Weighted average dilutive
 potential common shares
 outstanding                     84,197   101,568    83,568    95,107
                               ========= ========= ========= =========




                          CIENA CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)

                                            Nine Months Ended July 31,
                                            --------------------------
                                                2006         2007
                                            ------------ -------------
Cash flows from operating activities:
  Net income (loss)                         $   (12,486) $     52,378
  Adjustments to reconcile net income
   (loss) to net cash provided by (used in)
   operating activities:
  Early extinguishment of debt                   (7,052)            -
  Amortization of premium (discount) on
   marketable securities                          2,058        (8,093)
  Non-cash loss from equity investments             733             -
  Depreciation of equipment, furniture and
   fixtures; and amortization of leasehold
   improvements                                  13,173         9,407
  Stock compensation                             10,953        14,258
  Amortization of intangible assets              21,788        21,788
  Provision for inventory excess and
   obsolescence                                   6,158         8,860
  Provision for warranty                         10,885         8,910
  Other                                           1,236         1,754
  Changes in assets and liabilities:
    Accounts receivable                         (16,852)      (10,634)
    Inventories                                 (52,646)       (7,916)
    Prepaid expenses and other                    1,282       (16,776)
    Accounts payable, accrued liabilities
     and other obligations                      (42,744)        3,316
    Income taxes payable                             70           695
    Deferred revenue                               (917)       19,448
                                            ------------ -------------
Net cash provided by (used in) operating
 activities                                     (64,361)       97,395
                                            ------------ -------------
Cash flows from investing activities:
  Additions to equipment, furniture and
   fixtures                                     (13,332)      (21,442)
  Restricted cash                                 1,347       (11,904)
  Purchases of available for sale
   marketable debt securities                  (403,664)     (564,399)
  Maturities of available for sale
   marketable debt securities                   485,916       539,663
  Minority equity investments, net                  948           411
                                            ------------ -------------
Net cash provided by (used in) investing
 activities                                      71,215       (57,671)
                                            ------------ -------------
Cash flows from financing activities:
  Proceeds from issuance of convertible
   senior notes                                 300,000       500,000
  Repurchase of 3.75% convertible notes         (98,410)            -
  Debt issuance costs                            (7,990)      (11,431)
  Purchase of call spread option                (28,457)      (42,500)
  Proceeds from exercise of stock options        22,225        18,314
                                            ------------ -------------
Net cash provided by financing activities       187,368       464,383
                                            ------------ -------------
Net increase in cash and cash equivalents       194,222       504,107
Cash and cash equivalents at beginning of
 period                                         358,012       220,164
                                            ------------ -------------
Cash and cash equivalents at end of period  $   552,234  $    724,271
                                            ============ =============


    Appendix A

    The adjustments management makes in analyzing Ciena's fiscal third quarter 2007 GAAP results are as follows:

    -- Stock-based compensation costs - A non-cash expense incurred in accordance with SFAS 123R using the modified prospective application transition method.

    -- Amortization of intangible assets - a non-cash expense arising from acquisitions of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life.

    -- Legal settlement and related contingent fees - included in general and administrative expenses during our third quarter of fiscal 2007 were $2.3 million in expenses associated with patent litigation settlements. Included in general and administrative expenses in the third quarter of fiscal 2006 were $5.7 million in contingent fees paid to outside counsel and advisors resulting from the settlement of patent litigation with Nortel Networks.

    -- Restructuring costs (recoveries) - infrequent charges or recoveries incurred as the result of reducing the size of the Company's operations to align its resources with the reduced size of the telecommunications market, as well as the result of targeting new segment opportunities within the overall market, which the Company feels are not reflective of its ongoing operating costs.

    -- Recovery of doubtful accounts - an infrequent gain unrelated to normal operations resulting from the recovery of a previously assessed doubtful payment due to a customer's financial condition.

    -- Gain on equity investments, net - a non-recurring loss or gain related to changes in the value of the Company's equity investments which the Company feels is not reflective of its ongoing operating costs.

    About Ciena

    Ciena specializes in network transition. We provide the flexible platforms, intelligent software and professional services to build converged networks for enhanced services and applications. With a growing global presence, Ciena leverages its heritage of practical innovation to deliver maximum performance and economic value in communications networks worldwide. For more information, visit www.ciena.com.


    CONTACT: Ciena Corporation
             Press Contact:
             Nicole Anderson, 410-694-5786
             pr@ciena.com
             or
             Investor Contact:
             Suzanne DuLong, 888-243-6223
             ir@ciena.com